UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2011

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

During the first quarter of fiscal 2011, we changed our segment reporting to reflect changes in our organizational structure and management’s view of the company. We moved our surgical reporting unit from the International and Surgical segment (now referred to as the International segment) to the North America Acute Care segment. In addition, manufacturing and research and development costs were further allocated to the segments such that all manufacturing and research and development costs are now included in divisional income. We also assigned additional direct functional costs to the segments as well as an allocation of certain corporate functional expenses that can be attributed to the segments.

We provided updated prior period segment revenue data for the first quarter of fiscal year 2010 in our most recent Quarterly Report on Form 10-Q, and we are issuing this Form 8-K in order to provide investors with similar data for all quarters in fiscal years 2009 and 2010.  The attached schedules solely reflect reclassified data, and in no way restate our previously released financial statements for any period.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Exhibit

99.1	Schedules showing the effect on revenue of changes in reportable segments for quarterly periods in fiscal year 2009 and 2010.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: February 17, 2011	BY:	/S/ Mark Guinan
Mark Guinan
Senior Vice President and
Chief Financial Officer